Exhibit 23(1)



RP Financial, LC.
Financial Services Industry Consultants


                                                              September 15, 1997

Board of Directors
Union Federal Savings and Loan Association
221 E. Main street
Crawfordsville, Indiana 47933


Gentlemen:

         We  hereby  consent  to the  use of our  firm's  name  in the  Form  AC
Application for Conversion of Union Federal Savings and Loan Association, Crawfordsville, Indiana, and any amendments hereto and in the Form S-1 Registration Statement for Union Community Bancorp, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Union Community Bancorp.

                                                        Very truly yours,

                                                        RP FINANCIAL, LC.


                                                        /s/ Gregory E. Dunn

                                                        Gregory E. Dunn
                                                        Senior Vice President








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